Exhibit 10.1

Loan No. 0309136049

SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

THIS SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT (this “Second Amendment”) is made as of July 20, 2015 (“Effective Date”), by and between NV5 HOLDINGS, INC., a Delaware corporation (“Borrower”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”), who agree as follows:

1.     This Second Amendment is executed in contemplation of the following facts and circumstances:

(a)     Pursuant to the provisions and conditions of that certain Business Loan Agreement, dated January 31, 2014, as amended by that certain First Amendment to Business Loan Agreement, dated September 3, 2014, Lender previously made a loan to Borrower in the maximum principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00) (collectively, “Original Loan Agreement”). Capitalized terms utilized in this Second Amendment that are not defined herein shall have the meanings ascribed thereto in the Original Loan Agreement.

(b)     Borrower and Lender desire to amend and modify the Original Loan Agreement, pursuant to this Second Amendment.

(c)     Concurrently with the execution of this Second Amendment, Lender and Borrower are entering into that certain Second Amendment to Promissory Note of even date herewith (the “Second Note Amendment”).

(d)     It is the intent of the parties, by executing this Second Amendment, to amend and modify the Original Loan Agreement, as herein provided. For purposes hereof, the term “Business Loan Agreement” shall hereafter be deemed to mean and refer to the Original Loan Agreement as amended by this Second Amendment, as the same may from time to time be further supplemented, amended or modified.

(e)     Borrower and Lender also intend that, except as expressly amended or modified by the provisions and conditions of this Second Amendment and the Second Note Amendment, the Original Loan Agreement and the other Loan Documents shall and will remain in full force and effect.

2.     The definitions set forth in Section 1 of the Original Loan Agreement are hereby amended, modified and supplemented as follows:

(a)     The definition of “Amendment Documents” in the Original Loan Agreement is hereby amended and modified to mean: that certain Second Amendment to Promissory Note; that certain Second Amendment to Business Loan Agreement; that certain Second Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5 Global, Inc.); that certain Second Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5, Inc.); that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5, LLC); that certain Security Agreement (The RBA Group, Inc., Engineers, Architects and Planners); that certain Security Agreement (Joslin, Lesser & Associates, Inc.); that certain Perfection Certificate (The RBA Group, Inc., Engineers, Architects and Planners); that certain Perfection Certificate (Joslin, Lesser & Associates, Inc.); that certain Guaranty (The RBA Group, Inc., Engineers, Architects and Planners); that certain Guaranty (Joslin, Lesser & Associates, Inc.); that certain Indemnity Agreement (The RBA Group, Inc., Engineers, Architects and Planners); that certain Indemnity Agreement (Joslin, Lesser & Associates, Inc.); that certain Incumbency Certificate (The RBA Group, Inc., Engineers, Architects and Planners); that certain Incumbency Certificate (Joslin, Lesser & Associates, Inc.); that certain UCC-1 Financing Statement (The RBA Group, Inc., Engineers, Architects and Planners); that certain UCC-1 Financing Statement (Joslin, Lesser & Associates, Inc.); that certain Written Consent (Borrower); that certain Written Consent (NV5 Global, Inc.); that certain Written Consent (NV5, Inc.); that certain Written Consent (NV5, LLC); that certain Written Consent (The RBA Group, Inc., Engineers, Architects and Planners); that certain Written Consent (Joslin, Lesser & Associates, Inc.); that certain First Amendment to Promissory Note; that certain First Amendment to Business Loan Agreement; that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5 Global, Inc.); that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement (NV5, Inc.); that certain Agreement Regarding Termination of Guaranty (Dickerson Wright); that certain Security Agreement (NV5,, LLC); that certain Perfection Certificate (NV5, LLC); that certain Guaranty (NV5, LLC); that certain Indemnity Agreement (NV5, LLC); that certain Incumbency Certificate (NV5, LLC); that certain UCC-1 Financing Statement (NV5 LLC); that certain Written Consent (Borrower); that certain Written Consent (NV5 Global, Inc.); that certain Written Consent (NV5, Inc.); that certain Written Consent (NV5, LLC), and any and all other documents evidencing or securing the Loan or executed in connection therewith, as of January 31, 2014 or September 3, 2014, and any amendments, modifications, renewals and(or) extensions thereof.”

(b)     The definition of “Guarantor” in the Original Loan Agreement is hereby amended and modified to mean: “Jointly and severally, the following: (i) NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation); (ii) NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation); (iii) NV5, LLC, a North Carolina limited liability company (formerly known as AK Environmental, LLC, a North Carolina limited liability company); (iv) The RBA Group, Inc., Engineers, Architects and Planners, a New Jersey corporation, and (v) Joslin, Lesser & Associates, Inc., a Massachusetts corporation.”

(c)     The definition of “Guaranty Documents” in the Original Loan Agreement is hereby amended and modified to mean: “(i) that certain Guaranty executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), (ii) that certain Guaranty executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), (iii) that certain Guaranty executed by NV5, LLC, a North Carolina limited liability company (formerly known as AK Environmental, LLC, a North Carolina limited liability company), (iv) that certain Guaranty executed by The RBA Group, Inc., Engineers, Architects and Planners, a New Jersey corporation, (v) that certain Guaranty executed by Joslin, Lesser & Associates, Inc., a Massachusetts corporation, (vi) that certain Indemnity Agreement executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), (vii) that certain Indemnity Agreement executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), (viii) that certain Indemnity Agreement executed by NV5, LLC, a North Carolina limited liability company (formerly known as AK Environmental, LLC, a North Carolina limited liability company), (ix) that certain Indemnity Agreement executed by The RBA Group, Inc., Engineers, Architects and Planners, a New Jersey corporation, (x) that certain Indemnity Agreement executed by Joslin, Lesser & Associates, Inc., a Massachusetts corporation, (xi) that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), (xii) that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), (xiii) that certain First Amendment to and Reaffirmation of Guaranty and Indemnity Agreement executed by NV5, LLC, a North Carolina limited liability company (formerly known as AK Environmental, LLC, a North Carolina limited liability company), (xiv) that certain Second Amendment to and Reaffirmation of Guaranty and Indemnity Agreement executed by NV5 Global, Inc., a Delaware corporation (formerly known as NV5, Inc., a Delaware corporation), (xv) that certain Second Amendment to and Reaffirmation of Guaranty and Indemnity Agreement executed by NV5, Inc., a California corporation (formerly known as Nolte Associates, Inc., a California corporation), all dated as of even date herewith, September 3, 2014, or January 31, 2014, in favor of Lender, as each of the foregoing may be amended, restated, replaced, supplemented or otherwise modified from time to time.

(d)     The term “Maximum Draw Amount” shall mean the maximum amount available to be drawn under all outstanding Standby Letters of Credit as of the Maturity Date.

(e)     The term “Maximum Draw Amount Payment” shall mean the monies paid by Borrower to Lender for the Maximum Draw Amount.

(f)     The term “Maximum Standby Letter of Credit Amount” shall mean $1,000,000.00

(g)     The definition of “Note” in the Original Loan Agreement is hereby amended and modified to mean: “That certain Promissory Note, dated January 31, 2014, as amended by that certain First Amendment to Promissory Note, dated September 3, 2014, and that certain Second Amendment to Promissory Note, dated July 20, 2015, in the maximum principal amount of EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00), made by Borrower to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.”

(h)     The term “Standby Letter of Credit” shall mean a standby letter of credit issued by Lender, its designee or a correspondent bank pursuant to the Business Loan Agreement.

3.     The Original Loan Agreement is hereby modified to establish a within-line facility in the amount of the Maximum Standby Letter of Credit Amount for the issuance of Standby Letters of Credit. The issuance of the Standby Letters of Credit shall be subject to the following terms and conditions:

(a)     Borrower may from time to time request that Lender issue a Standby Letter of Credit by delivering to Lender a written request to issue a Standby Letter of Credit, together with such other documents and information as Lender may request. Upon receipt of any written request to issue a Standby Letter of Credit, Lender shall process such written request in accordance with the provisions and conditions of the Business Loan Agreement and Lender’s customary procedures. Upon Lender’s approval of Borrower’s written request to issue a Standby Letter of Credit, Lender shall issue (or cause its designee or a correspondent bank to issue) the Standby Letter of Credit requested thereby by issuing the original of such Standby Letter of Credit to the beneficiary thereof or as otherwise may be agreed by Lender and Borrower.

(b)     Borrower shall pay to Lender a standby letter of credit fee to Lender for each Standby Letter of Credit issued hereunder in an amount equal to one percent (1%) per annum (which fee shall be prorated for any Standby Letter of Credit with a term of less than twelve (12) months), of the maximum amount able to be drawn under such Standby Letter of Credit from time to time. All such fees for each Standby Letter of Credit shall be payable by Borrower in advance upon the issuance of a Standby Letter of Credit. In addition to the foregoing fee, upon the issuance of a Standby Letter of Credit, Borrower shall pay Lender’s customary commissions and fees in effect from time to time in connection with issuing standby letters of credit, pay or reimburse Lender for such normal and customary costs and expenses as are incurred or charged by Lender in issuing, effecting payment under, amending or otherwise administering any Standby Letter of Credit, and pay or reimburse Lender for any fees, costs and expenses charged by a designee or correspondent bank which issues the Standby Letter of Credit.

(c)     Each Standby Letter of Credit shall be subject to the ISP 98 and, to the extent not inconsistent therewith, the laws of the State of California.

(d)     Notwithstanding anything to the contrary contained herein, Lender shall be under no obligation to issue any Standby Letter of Credit if, after giving effect to such issuance the sum at such time of all outstanding Standby Letters of Credit and any drawn but unreimbursed amounts of any Standby Letters of Credit issued hereunder exceeds the Maximum Standby Letter of Credit Amount, and (iii)

(e)     Lender shall not at any time be obligated to issue any Standby Letter of Credit if such issuance would conflict with, or cause Lender to exceed any limits imposed by, any applicable law.

(f)     If a demand for payment is made on a Standby Letter of Credit, Lender shall make an advance of Loan proceeds in the amount of such demand without notice to Borrower in accordance with the provisions and conditions of the Standby Letter of Credit. Borrower shall reimburse Lender within one (1) Business Day after notice by Lender for any taxes, assessments, fees, charges or other costs or expenses incurred by Lender in connection with such advance of Loan proceeds. Interest shall accrue at the Variable Rate on any taxes, assessments, fees, charges or other costs or expenses incurred by Lender in connection with such payments, from the date Lender incurs the cost or expense until the date such payment shall be made to Lender. Any amounts due not timely paid by Borrower shall bear interest until paid at the Default Rate.

(g)     From and after the Maturity Date, Lender shall not issue any additional Standby Letters of Credit for the account of Borrower in accordance with this Section 3. If there are any outstanding Standby Letters of Credit as of the Maturity Date, then Borrower shall pay to Lender the Maximum Draw Amount on or prior to the Maturity Date, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower. Any amounts of the Maximum Draw Amount not timely paid by Borrower shall bear interest until paid at the Default Rate. Any outstanding Standby Letter of Credit as of the Maturity Date shall expire on the next expiry date (if not cancelled sooner) so long as Borrower timely pays to Lender the Maximum Draw Amount Payment as so provided. Lender shall maintain the Maximum Draw Amount Payment in a Borrower account with Lender as signatory as collateral in the event a demand is made on an outstanding Standby Letter of Credit from and after the Maturity Date, upon and subject to the provisions and conditions of this Section 3. Within one (1) Business Day after the expiration of each Standby Letter of Credit outstanding as of the Maturity Date for which no demand has been made thereunder, Lender shall pay to Borrower the unused portion of the Maximum Draw Amount Payment applicable to the expiring Standby Letter of Credit. Borrower hereby grants and transfers to Lender a security interest in all of Borrower’s rights in and to the Maximum Draw Amount Payment in Borrower’s account, including any proceeds, increases, interest earned, substitutions, replacements, additions and accessions thereto. The Business Loan Agreement shall constitute a security agreement under the California Uniform Commercial Code so that Lender shall have and may enforce a security interest in the Maximum Draw Amount Payment. Lender, as secured party, shall be entitled to all rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to Lender’s rights and remedies under the Loan Documents. The security interest hereby created shall attach immediately upon the deposit by Borrower of the Maximum Draw Amount Payment with Lender and shall secure Borrower’s performance under the provisions and conditions of the Loan Documents. Borrower agrees that Lender shall be in control of the Maximum Draw Amount Payment upon Borrower’s deposit thereof with Lender and therefore, Lender shall have a perfected security interest therein. Lender shall have the right to file any financing statement or statements describing the security interests created hereby.

(h)     Borrower’s obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which Borrower or any other Person has or may have against Lender or any beneficiary of a Standby Letter of Credit. Borrower agrees that Lender shall not be responsible for, and Borrower’s obligations under this Section 3 shall not be affected by, among other things, (i) any lack of validity or enforceability of this Agreement, any Standby Letter of Credit or any other agreement, document or instrument relating thereto, (ii) any draft or other document presented under any Standby Letter of Credit being forged, fraudulent, invalid or insufficient or any statement therein being untrue or inaccurate, (iii) any failure by Lender to issue any Standby Letter of Credit (or any amendment) as requested, (iv) payment by Lender under a Standby Letter of Credit against presentation of a draft or other document that does not comply with the provisions and conditions of the draft, and (v) any action or inaction taken or suffered by Lender in connection with any Standby Letter of Credit or any relevant draft, certificate or other document, if taken in good faith and in conformity with applicable law and Lender’s customary practices. Borrower agrees that any action taken or omitted by Lender under or in connection with any Standby Letter of Credit or the related drafts, certificates or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of California shall be binding on Borrower and shall not result in any liability of Lender to Borrower. Notwithstanding any other provision of the Business Loan Agreement, Lender: (i) may rely upon any telephonic, telegraphic, facsimile, electronic or written communication relating to any Standby Letter of Credit believed in good faith to have been authorized by Borrower, whether or not given or signed by an Authorized Person, (ii) shall not be responsible for errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document in connection with any Standby Letter of Credit, whether transmitted by courier, mail, telex, e-mail, any other telecommunication or otherwise, or for errors in interpretation of technical terms or in translation relating thereto, (iii) shall not be responsible for the identity or authority of any signer (other than employees of Lender) or the form, accuracy, genuineness, falsification or legal effect of any draft, certificate or other document presented under any Standby Letter of Credit if such draft, certificate or other document on its face appears to be in accordance with the terms and conditions of the Standby Letter of Credit, (iv) shall not be responsible for any acts or omissions by or the solvency of the beneficiary of any Standby Letter of Credit or any other Person having any role in any transaction underlying the Standby Letter of Credit, (v) may accept or pay as complying with the terms and conditions of any Standby Letter of Credit any draft, certificate or other document appearing on its face (A) substantially to comply with the terms and conditions of the Standby Letter of Credit, (B) to be signed or presented by or issued to any successor of the beneficiary or any other Person in whose name the Standby Letter of Credit requires or authorizes that any draft, certificate or other document be signed, presented or issued, or (C) to have been signed, presented or issued after a change of name of the beneficiary, (vi) may disregard (A) any requirement stated in any Standby Letter of Credit that any draft, certificate or other document be presented to it at a particular hour or place, or (B) any discrepancies that do not reduce the value of the beneficiary’s performance to Borrower in any transaction underlying the Standby Letter of Credit, (vii) may accept as a draft any written or electronic demand or other request for payment under any Standby Letter of Credit, even if such demand or other written request is not in the form of a negotiable draft, (viii) shall not be responsible for the effectiveness or suitability of any Standby Letter of Credit for Borrower’s purpose, or be regarded as the drafter of the Standby Letter of Credit regardless of any assistance that Lender may, in its discretion, provide to Borrower in preparing the text of the Standby Letter of Credit or amendments thereto, (ix) shall not be liable to Borrower for any consequential or special damages, or for any damages resulting from any change in the value of any foreign currency, services or goods or other property covered by any Standby Letter of Credit, (x) may assert or waive application of ISP 98 and articles primarily benefiting bank issuers, (xi) may honor a previously dishonored presentation under any Standby Letter of Credit, whether pursuant to court order, to settle or compromise any claim that it wrongfully dishonored, or otherwise, and shall be entitled to reimbursement to the same extent as if it had initially honored plus reimbursement of any interest paid by it, and (xii) may pay any paying or negotiating bank (designated or permitted by the terms of any Standby Letter of Credit) claiming that it rightfully honored under the laws or practices of the place where it is located. None of the circumstances described in this Section shall place Lender under any resulting liability to Borrower.

(i)     The responsibility of Lender to Borrower in connection with any demand presented for payment under any Standby Letter of Credit shall, in addition to any payment obligation expressly provided for in such Standby Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Standby Letter of Credit in connection with such presentment are in substantial conformity with such Standby Letter of Credit.

(j)     Borrower agrees to indemnify, defend and hold harmless Lender from and against any and all claims, liabilities, losses, damages, costs and expenses (including, without limitation, attorneys’ fees and expenses) that arise out of or in connection with: (i) the issuance of any Standby Letter of Credit, (ii) any payment or action taken or omitted to be taken in connection with any Standby Letter of Credit (including any action or proceeding seeking (a) to restrain any drawing under any Standby Letter of Credit, (b) to compel or restrain the payment of any amount or the taking of any other action under any Standby Letter of Credit, (c) to compel or restrain the taking of any action under the Business Loan Agreement, or (d) to obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding, or (iii) any act or omission, whether rightful or wrongful, of any present or future Governmental Authority or any other cause beyond Lender’s control relating to any Standby Letter of Credit. Borrower shall pay on demand from time to time all amounts owing under this Section 3(f). Borrower’s indemnity obligation shall survive the termination of this Agreement.

(k)     Borrower acknowledges that the rights and obligations of Lender under any Standby Letter of Credit are independent of the existence, performance or nonperformance of any contract or arrangement underlying the Standby Letter of Credit, including contracts between Borrower and the beneficiary of the Standby Letter of Credit. Lender shall have no duty to request or require the presentation of any document, including any default certificate, not required to be presented under the terms and conditions of any Standby Letter of Credit. Lender shall have no duty to seek any waiver of discrepancies from Borrower, nor any duty to grant any waiver of discrepancies which Borrower approves or requests. Lender shall have no duty to extend the expiration date or term of any Standby Letter of Credit or to issue a replacement letter of credit on or before the expiration date of the Standby Letter of Credit or the end of such term.

4.     The parties acknowledge that by entering into this Second Amendment and the Second Note Amendment, Lender has not, except as set forth in this Second Amendment and the Second Note Amendment, in any way waived or modified any rights, powers, privileges or remedies it may have at law or in equity under and with respect to the Loan Documents, including, without limitation, any rights or remedies conferred on Lender by reason of any Event of Default under any of the Loan Documents. Lender may exercise any right or remedy available to Lender pursuant to the Loan Documents or by applicable laws or in equity, and nothing herein shall operate to restrict, inhibit or prohibit Lender from exercising any such right or remedy.

5.     Except as expressly amended or modified by the provisions and conditions of this Second Amendment, the Second Note Amendment and the Amendment Documents, no other modifications are being made to the Loan Documents and all provisions of the Loan Documents not modified hereby, by the Second Note Amendment or by any of the Amendment Documents shall remain in full force and effect. Borrower acknowledges that the Loan Documents (as they presently exist and as amended pursuant to this Second Amendment, the Second Note Amendment and the Amendment Documents, once effective) are legal, valid and binding obligations of Borrower enforceable by Lender against Borrower and Guarantor in accordance with their respective provisions and conditions, except to the extent enforceability may be limited by bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

6.     The Loan Documents, the Second Note Amendment, this Second Amendment and the Amendment Documents to which Borrower is a party, collectively constitute the entire understanding between Lender and Borrower as to the matters contemplated therein and may not be modified, amended or terminated except by written agreement signed by the party to be charged.

7.     In the event of any invalidity or unenforceability of any provision of this Second Amendment, the remainder of this Second Amendment shall remain in full force and effect.

8.     This Second Amendment may be signed in counterparts, which together shall constitute the agreement of the parties when each party has signed a counterpart.

9.     Borrower acknowledges and represents that, to the best of its knowledge, as of the date hereof: (a) there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Loan Documents; and (b) there are no existing charges, liens, claims, defenses or offsets against any monies due or to become due under the Loan Documents.

BORROWER:

NV5 HOLDINGS, INC., a Delaware corporation By: /s/ Dickerson Wright Dickerson Wright, Chief Executive Officer

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation By: /s/ Teofla Rich Name: Teofla Rich Its: Senior Vice President

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